Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Second Quarter Results:
*	EPS Increases 24% over Proforma Last Year to $0.47

*	Comparable Store Sales Increase 6.5%
PITTSBURGH, Pa., August 15, 2006 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the second quarter ended July 29, 2006.
Second Quarter Results
Net income for the second quarter ended July 29, 2006 increased 25% to $25.7 million and earnings per share increased 24% to $0.47, as compared to prior year proforma net income of $20.6 million, or $0.38 per share (which has been adjusted for $0.07 of stock option expense per share as if the Company expensed stock options, and excludes merger integration and store closing costs and gain on sale of investment). Earnings guidance provided on May 16, 2006 was for earnings per share of $0.43 — 0.44.
On a GAAP basis, net income increased to $25.7 million and earnings per share increased to $0.47, as compared to prior year net income of $22.1 million, or $0.41 per share which included $5.3 million pre-tax of merger integration costs and a $1.8 million pre-tax gain on sale of investment.
Net sales for the quarter increased 18% to $734.0 million while comparable store sales increased 6.5%. The former Galyan’s stores are included in the second quarter comparable store sales calculation.
“I am pleased with the strong results for the second quarter and I am excited about our position as we enter the second half of the year. We are clearly gaining market share as legacy stores, former Galyan’s stores and new stores all performed well during the quarter,” said Edward W. Stack, Chairman and CEO.
New Stores
In the second quarter, the Company opened five stores, one each in Atlanta, GA; Melbourne, FL; Winston-Salem, NC; Cedar Rapids, IA and Nashville, TN.
As of July 29, 2006, the Company operated 268 stores, with approximately 15.5 million square feet, in 34 states.
Year-to-Date Results
Net income for the 26 weeks ended July 29, 2006 increased 26% to $37.1 million and earnings per share increased 24% to $0.68, as compared to prior year proforma net income of $29.4 million, or $0.55 per share (which has been adjusted for $0.13 of stock option expense per share as if the Company expensed stock options, and excludes merger integration and store closing costs and gain on sale of investment).
On a GAAP basis, net income increased to $37.1 million and earnings per share increased to $0.68, as compared to prior year net income of $14.8 million, or $0.27 per share which included $37.8 million pre-tax of merger integration costs and a $1.8 million pre-tax gain on sale of investment.

Net sales increased 16% to $1,380 million while comparable store sales increased 6.9%. The former Galyan’s stores are not included in the year-to-date comparable store sales calculation as they were not in the comp store base at the beginning of 2006.
2006 Outlook
The Company’s current outlook for 2006 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
*	Full Year 2006 Comparisons to Fiscal 2005
•	We are increasing earnings guidance for the full year as a result of our second quarter performance. Based on an estimated 55 million shares outstanding, the Company is increasing earnings guidance from the previous guidance of approximately $1.81 — 1.85 to the new guidance of approximately $1.84 — 1.88 per share (which includes $0.27 of stock option expense per share). This represents an approximate 24% increase over fiscal 2005 proforma earnings per share of $1.50 (which has been adjusted for $0.25 of stock option expense per share as if the Company expensed stock options, and excludes merger integration and store closing costs and gain on sale of investment).

•	Comparable store sales are expected to increase approximately 4% on a 52-week to 52-week comparative basis.

•	The Company expects to open approximately 40 new stores in 2006. Two stores were relocated in the first quarter of 2006.
*	Third Quarter 2006
•	Based on an estimated 55 million shares outstanding, the Company is providing earnings guidance of approximately $0.03 — 0.04 per share (which includes $0.07 of stock option expense per share). This represents an increase over third quarter 2005 proforma earnings per share of $0.02 (which has been adjusted for $0.06 of stock option expense per share as if the Company expensed stock options).

•	Comparable store sales are expected to increase approximately 3 — 4%.

•	The Company expects to open approximately 27 new stores in the third quarter.
Conference Call Info
The Company will be hosting a conference call today at 10:00 am Eastern time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 83639431. The dial-in replay will be available for 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006 as filed with the Securities and Exchange Commission on March 23, 2006. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
About Dick’s Sporting Goods, Inc.
Pittsburgh-based Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of July 29, 2006, the Company operated 268 stores in 34 states primarily throughout the Eastern half of the U.S.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).
Contact:
Michael F. Hines, EVP — Chief Financial Officer or
Dennis Magulick, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended		26 Weeks Ended
	July 29,	July 30,	July 29,	July 30,
	2006	2005	2006	2005
Net sales	$734,047	$621,972	$1,379,545	$1,192,815
Cost of goods sold, including occupancy and distribution costs	526,650	447,556	994,482	866,427

GROSS PROFIT	207,397	174,416	385,063	326,388

Selling, general and administrative expenses	159,239	129,449	311,474	255,718
Pre-opening expenses	2,451	1,592	6,604	4,237
Merger integration and store closing costs	—	5,309	—	37,790

INCOME FROM OPERATIONS	45,707	38,066	66,985	28,643

Gain on sale of investment	—	(1,844)	—	(1,844)
Interest expense, net	2,906	3,079	5,155	5,875

INCOME BEFORE INCOME TAXES	42,801	36,831	61,830	24,612

Provision for income taxes	17,120	14,733	24,732	9,845

NET INCOME	$25,681	$22,098	$37,098	$14,767

EARNINGS PER COMMON SHARE:
Basic	$0.51	$0.44	$0.73	$0.30
Diluted	$0.47	$0.41	$0.68	$0.27

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	50,746	49,750	50,583	49,418
Diluted	54,887	54,115	54,742	53,902

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	July 29,	July 30,	January 28,
	2006	2005	2006
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,926	$29,921	$36,564
Accounts receivable, net	53,091	41,154	29,365
Income taxes receivable	—	18,139	—
Inventories, net	636,839	536,820	535,698
Prepaid expenses and other current assets	18,133	12,837	11,961
Deferred income taxes	3,954	5,344	429

Total current assets	744,943	644,215	614,017
Property and equipment, net	392,412	351,936	370,277
Construction in progress — leased facilities	11,254	20,695	7,338
Goodwill	156,628	156,252	156,628
Other assets	47,900	38,736	39,529

TOTAL ASSETS	$1,353,137	$1,211,834	$1,187,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$296,221	$272,858	$253,395
Accrued expenses	166,756	119,217	136,520
Deferred revenue and other liabilities	51,325	39,099	62,792
Income taxes payable	4,940	—	18,381
Current portion of other long-term debt and capital leases	141	560	181

Total current liabilities	519,383	431,734	471,269

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500	172,500
Revolving credit borrowings	41,430	121,206	—
Other long-term debt and capital leases	8,444	8,427	8,520
Non-cash obligations for construction in progress — leased facilities	11,254	20,695	7,338
Deferred revenue and other liabilities	121,695	105,600	113,369

Total long-term liabilities	355,323	428,428	301,727

STOCKHOLDERS’ EQUITY:
Common stock	373	362	365
Class B common stock	136	139	137
Additional paid-in capital	236,620	204,458	209,526
Retained earnings	239,940	144,629	202,842
Accumulated other comprehensive income	1,362	2,084	1,923

Total stockholders’ equity	478,431	351,672	414,793

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,353,137	$1,211,834	$1,187,789

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	26 Weeks Ended
	July 29,	July 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$37,098	$14,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,246	24,324
Deferred income taxes	(10,419)	(2,738)
Stock-based compensation	12,525	—
Excess tax benefit from stock-based compensation	(4,419)	—
Tax benefit from exercise of stock options	609	13,452
Gain on sale of investment	—	(1,844)
Other non-cash items	1,288	1,216
Changes in assets and liabilities:
Accounts receivable	6,844	(13,146)
Inventories	(101,141)	(78,994)
Prepaid expenses and other assets	(9,024)	(3,237)
Accounts payable	49,135	47,094
Accrued expenses	15,015	(5,727)
Income taxes payable	(8,196)	—
Deferred construction allowances	9,000	1,594
Deferred revenue and other liabilities	(6,485)	3,379

Net cash provided by operating activities	18,076	140

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(73,370)	(69,521)
Proceeds from sale-leaseback transactions	7,901	12,262
Increase in recoverable costs from developed properties	(3,917)	(2,007)
Proceeds from sale of investment	—	1,922

Net cash used in investing activities	(69,386)	(57,344)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	41,430	45,112
Payments on other long-term debt and capital leases	(116)	(274)
Proceeds from exercise of stock options	6,150	6,347
Proceeds from sale of common stock under employee stock purchase plan	2,098	2,135
Excess tax benefit from stock-based compensation	4,419	—
(Decrease) increase in bank overdraft	(6,309)	14,919

Net cash provided by financing activities	47,672	68,239

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,638)	11,035
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	36,564	18,886

CASH AND CASH EQUIVALENTS, END OF PERIOD	$32,926	$29,921

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$3,916	$5,462
Accrued property and equipment	$15,223	$(14,203)
Cash paid for interest	$4,551	$5,369
Cash paid for income taxes	$42,083	$3,310

Store Count and Square Footage
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2006			Fiscal 2005
	Q1	Q2	Total	Q1	Q2	Total
Beginning stores	255	263	255	234	236	234
New	8	5	13	7	3	10
Closed	—	—	—	(5)	—	(5)

Ending stores	263	268	268	236	239	239

Relocated stores	2	—	2	—	1	1

Square Footage:
(in millions)
	Fiscal 2006	Fiscal 2005	% Increase
Q1	15.2	13.6	12%
Q2	15.5	13.8	12%
Q3	N/A	14.7	N/A
Q4	N/A	14.7	N/A
Reconciliation of Non-GAAP Financial Measures
The Company has provided non-GAAP financial information in this earnings release which includes net income and earnings per share adjusted for merger integration and store closing costs, gain on sale of investment and stock option expense had the Company applied SFAS 123, “Accounting for Stock-Based Compensation” in fiscal 2005. The proforma financial information is considered non-GAAP and is not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management and investors can use to compare core, operating results between reporting periods. A reconciliation of these non-GAAP measures to the applicable GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).
Fiscal 2005 Reconciliations
Proforma Net Income and Proforma Earnings Per Share Reconciliation
(in thousands, except per share data):

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended
	July 30, 2005		July 29, 2006		July 30, 2005
		Per	Per	%		Per
	Amounts	Share	Share	Increase	Amounts	Share
Net income and earnings per share (GAAP)	$22,098	$0.41			$14,767	$0.27
Less: Stock option expense, after tax	(3,546)	(0.07)			(6,926)	(0.13)
Add: Merger integration and store closing costs, after tax	3,185	0.06			22,674	0.42
Less: Gain on sale of investment, after tax	(1,106)	(0.02)			(1,106)	(0.02)
Add: Adjustment due to rounding	—	—			—	0.01

Proforma net income and earnings per share	$20,631	$0.38	$0.47	24%	$29,409	$0.55

	13 Weeks Ended		52 Weeks Ended
	October 29, 2005		January 28, 2006
		Per		Per
	Amounts	Share	Amounts	Share
Net income and earnings per share (GAAP)	$4,183	$0.08	$72,980	$1.35
Less: Stock option expense, after tax	(3,277)	(0.06)	(13,484)	(0.25)
Add: Merger integration and store closing costs, after tax	—	—	22,674	0.42
Less: Gain on sale of investment, after tax	—	—	(1,106)	(0.02)

Proforma net income and earnings per share	$906	$0.02	$81,064	$1.50

EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.
EBITDA (dollars in thousands)

	Q2
EBITDA	2006	2005 (GAAP)	2005 (Proforma) /1
Net income	$25,681	$22,098	$22,098
Provision for income taxes	17,120	14,733	14,733
Interest expense, net	2,906	3,079	3,079
Depreciation and amortization	13,737	11,545	11,545
Less: Depreciation and amortization (merger integration)	—	—	(149)
Add: Merger integration and store closing costs	—	—	5,309
Less: Gain on sale of investment	—	—	(1,844)
Less: Stock option expense (fiscal 2005)	—	—	(5,910)

EBITDA	$59,444	$51,455	$48,861

GAAP EBITDA % increase over GAAP Prior Year	16%
Proforma EBITDA % increase over Proforma Prior Year	22%

	YTD
EBITDA	2006	2005 (GAAP)	2005 (Proforma) /1
Net income	$37,098	$14,767	$14,767
Provision for income taxes	24,732	9,845	9,845
Interest expense, net	5,155	5,875	5,875
Depreciation and amortization	26,246	24,324	24,324
Less: Depreciation and amortization (merger integration)	—	—	(869)
Add: Merger integration and store closing costs	—	—	37,790
Less: Gain on sale of investment	—	—	(1,844)
Less: Stock option expense (fiscal 2005)	—	—	(11,543)

EBITDA	$93,231	$54,811	$78,345

GAAP EBITDA % increase over GAAP Prior Year	70%
Proforma EBITDA % increase over Proforma Prior Year	19%
/1 Reflects the effect of expensing stock options as if we had applied SFAS 123, “Accounting for Stock-Based Compensation”, in fiscal 2005.